QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 26, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONAL AUSTRALIA BANK LIMITED
A.B.N. 12 004 044 937
(Exact Name of Registrant as specified in its Charter)

Victoria, Australia (State or Other Jurisdiction of Incorporation or Organization)	13-2901144 (I.R.S. Employer Identification Number)

NAB House 500 Bourke Street Melbourne, Victoria 3000 Commonwealth of Australia (61-3) 8641-3505 (Address of Principal Executive Offices)

NATIONAL AUSTRALIA BANK STAFF SHARE OWNERSHIP PLAN
NATIONAL AUSTRALIA BANK EXECUTIVE OPTION PLAN
NATIONAL AUSTRALIA BANK EXECUTIVE SHARE OPTION PLAN NO. 2
NATIONAL AUSTRALIA BANK PERFORMANCE RIGHTS PLAN
(Full Title of the Plans)

Bruce T. Richards
National Australia Bank Limited
34th Floor, 200 Park Avenue
New York, New York 10166
(212) 916-9505
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share or Option(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Ordinary Shares	5,332,500	US$13.90	US$74,121,750	US$0.00

(1)
Ordinary Shares registered on registration statement No. 333-11896, which have not been issued and over which no options have been issued.

(2)
Estimated solely for purposes of calculating the registration fee on registration statement No. 333-11896.

(3)
Pursuant to Rule 457(p) under the Securities Act of 1933, no registration fee is payable in respect of these shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

EXPLANATORY NOTE

            The contents of the earlier registration statement (File No. 333-11896) and all subsequent amendments, are incorporated by reference in this registration statement. The 5,332,500 ordinary shares of National Australia Bank Limited registered on registration statement (File No. 333-11896) which have not been issued and over which no options have been issued, and the associated filing fee, are carried over onto this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents previously filed with the Commission by National Australia Bank Limited ("NAB" or the "Registrant") (File No. 1-9945) are incorporated herein by reference:

(a)
Annual Report on Form 20-F for the fiscal year ended September 30, 2002 (the "2002 Form 20-F"); and

(b)
The description of the Registrant's Ordinary Shares contained in the Registrant's registration statement on Form 20-F filed pursuant to Section 12 of the Exchange Act (File No. 1-9945).

            All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    DESCRIPTION OF SECURITIES

            Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

            Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Article 21 of the Registrant's Constitution provides:

21.1
Every person who is or has been an officer is entitled to be indemnified out of the property of the Registrant to the relevant extent against:

(a)
every liability incurred by the person in the capacity as an officer (except a liability for legal costs); and

(b)
all legal costs incurred in defending or resisting (or otherwise in connection with) proceedings, whether civil, criminal or of an administrative or investigatory nature, in which the officer becomes involved in that capacity, unless:

(c)
the Registrant is forbidden by statute to indemnify the person against the liability or legal costs; or

(d)
an indemnity by the Registrant of the person against the liability or legal costs would, if given, be made void by statute.

21.2
The Registrant may pay or agree to pay, whether directly or through an interposed entity, a premium for a contract insuring a person who is or has been an officer against liability incurred by the person in the capacity as an officer, including a liability for legal costs, unless:

(a)
the Registrant is forbidden by statute to pay or agree to pay the premium; or

(b)
the contract would, if the Registrant paid the premium, be made void by statute.

21.3
The Registrant may enter into a contract with an officer or former officer to give:

(a)
effect to the rights of the officer or former officer conferred by this Article 21; and

(b)
an officer or former officer access to papers, including those documents provided from or on behalf of the Registrant or a related body corporate of the Registrant to the officer during their appointment and those documents which were referred to in such documents or were made available to the officer for the purposes of carrying out their duties as an officer.

21.4
This Article 21 does not limit any right the officer otherwise has.

21.5
In this Article 21:

(a)
"officer" means a director, secretary or executive officer of the Registrant or of a related body corporate of the Registrant; and

(b)
"to the relevant extent" means to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified.

            Article 21 reflects (where relevant) the provisions of sections 199A and 199B of the Australian Corporations Act 2001 (Cth). The relevant sections provide as follows:

199A
(1)
A company or a related body corporate must not exempt a person (whether directly or through an interposed entity) from a liability to the company incurred as an officer or auditor of the company.

(2)
A company or a related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity) against any of the following liabilities incurred as an officer or auditor of the company:

(a)
a liability owed to the company or a related body corporate

(b)
a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H

(c)
a liability that is owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith.

    This subsection does not apply to a liability for legal costs.

  (3)
  A company or related body corporate must not indemnify a person (whether by agreement or by making a payment and whether directly or through an interposed entity)

  against legal costs incurred in defending an action for a liability incurred as an officer or auditor of the company if the costs are incurred:

  (a)
  in defending or resisting proceedings in which the person is found to have a liability for which they could not be indemnified under subsection (2); or

  (b)
  in defending or resisting criminal proceedings in which the person is found guilty; or

  (c)
  in defending or resisting proceedings brought by the Australian Securities and Investment Commission ("ASIC") or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

  (d)
  in connection with proceedings for relief to the person under this Law in which the Court denies the relief.

    Paragraph (c) does not apply to costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order.

Note 1:	Paragraph (c)—This includes proceedings by ASIC for an order under section 206C, 206D or 206E (disqualification), section 232 (oppression), section 1317E, 1317G or 1317H (civil penalties) or section 1324 (injunction).
Note 2:	The company may be able to give the person a loan or advance in respect of the legal costs (see section 212).
  (4)
  For the purposes of subsection (3) the outcome of proceedings is the outcome of the proceedings and any appeal in relation to the proceedings.

  199B
  A company or a related body corporate must not pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer or auditor of the company against a liability (other than one for legal costs) arising out of:

  (a)
  conduct involving a wilful breach of duty in relation to the company; or

  (b)
  a contravention of section 182 (use of position) or 183 (use of information).

            This section applies to a premium whether it is paid directly or through an interposed entity.

            All directors and employees of the Registrant have "directors' and officers' insurance", the premiums of which are paid by some directors and officers themselves, which may provide indemnification against liability in some cases, up to the limits of the insurance.

            The Registrant has also entered into several deeds of access, indemnity and insurance with certain of the Registrant's directors. Pursuant to these deeds: (i) certain past and present directors of the Registrant are indemnified, to the extent permitted by law, for liabilities they may incur, or have incurred in connection with their activities as a director of the Registrant; (ii) such directors of the Registrant are provided with funding arrangements until legal proceedings are determined, if the ability to give an indemnity depends on the outcome of those legal proceedings; (iii) the Registrant is required to maintain a prudent level of company insurance; and (iv) such directors are entitled to access to board papers and other company documents for the purpose of defending themselves in legal proceedings.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

Item 8.    EXHIBITS

4.1	Constitution of National Australia Bank Limited (previously filed on Form 6-K (File No. 1-9445)).
4.2	National Australia Bank Staff Share Ownership Plan (and associated Loan Scheme Rules).*
4.3	National Australia Bank Executive Option Plan (previously filed on Form S-8 (Registration No. 333-11896)).
4.4	National Australia Bank Executive Share Option Plan No. 2.*
4.5	National Australia Bank Performance Rights Plan.*
5.	Opinion of Myshele Shaw, General Counsel, Corporate Advisory and Capital Markets, as to the validity of the Shares.*
23.1	Consent of KPMG, with respect to National Australia Bank Limited and its subsidiary companies.*
23.2	Consent of Myshele Shaw (included in Exhibit 5).*
24.	Power of Attorney (included on page II-2).*

*
Filed herewith.

Item 9.    UNDERTAKINGS

            The undersigned Registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described under Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on the 26th day of February, 2003.

NATIONAL AUSTRALIA BANK LIMITED
By:	/s/ GARRY FRANCIS NOLAN Garry Francis Nolan Company Secretary

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in their capacity indicated on the relevant dates set out below. Each person whose signature appears below hereby appoints Bruce T Richards, severally, as attorney-in-fact of each such person, with full power of substitution and resubstitution, to execute in the name and on behalf of such person any and all amendments (including post-effective amendments) to this registration statement, any registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all supplements and exhibits hereto and thereto and to file the same, and any and all other documents in connection therewith, with the Securities and Exchange Commission, and authorizes each of them to do and perform each and every act necessary to be done in connection therewith.

Name	Title	Date

/s/ D. CHARLES K. ALLEN AO D. Charles K. Allen AO	Chairman	26/02/2003
Francis J. Cicutto	Managing Director and Chief Executive Officer	26/02/2003
/s/ J. BRIAN CLARK J. Brian Clark	Director	26/02/2003
/s/ PETER J.B. DUNCAN Peter J.B. Duncan	Director	26/02/2003
/s/ GRAHAM J. KRAEHE Graham J. Kraehe	Director	26/02/2003
/s/ KENNETH J. MOSS Kenneth J. Moss	Director	26/02/2003

/s/ GEOFFREY A. TOMLINSON Geoffrey A. Tomlinson	Director	26/02/2003
/s/ EDWARD D. TWEDDELL Edward D. Tweddell	Director	26/02/2003
/s/ CATHERINE M. WALTER Catherine M. Walter	Director	26/02/2003
/s/ RICHARD E. MCKINNON Richard E. McKinnon	Chief Financial Officer	26/02/2003
/s/ DAVID HOLDEN David Holden	General Manager—Group Finance (Principal Accounting Officer)	26/02/2003
/s/ BRUCE T. RICHARDS Bruce T. Richards	Authorized Representative in the United States	26/02/2003

EXHIBIT INDEX

Number	Description

4.1	Constitution of National Australia Bank Limited (previously filed on Form 6-K (File No. 1-9445)).
4.2	National Australia Bank Staff Share Ownership Plan (and associated Loan Scheme Rules).*
4.3	National Australia Bank Executive Option Plan (previously filed on Form S-8 (Registration No. 333-11896)).
4.4	National Australia Bank Executive Share Option Plan No. 2.*
4.5	National Australia Bank Performance Rights Plan.*
5.	Opinion of Myshele Shaw, General Counsel, Corporate Advisory and Capital Markets, as to the validity of the Shares.*
23.1	Consent of KPMG, with respect to National Australia Bank Limited and its subsidiary companies.*
23.2	Consent of Myshele Shaw (included in Exhibit 5).*
24.	Power of Attorney (included on page II-2).*

*
Filed herewith.

QuickLinks

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  Item 4. DESCRIPTION OF SECURITIES
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED
  Item 8. EXHIBITS
  Item 9. UNDERTAKINGS
SIGNATURES
EXHIBIT INDEX